EXHIBIT 10.9

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

    THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Fir A nn ) is entered into as of February 14, 2013, by and between vis Solis, LLC, a Temxes,ee Limited Liability Company, and AstroSol, Inc., a Tennessee Corporation (hereinafter jointly referred w as the "Seller" and Principal Solar, Inc., a Delaware corporation (as "Buyer"). ~Iler ad Buyer are sometimes referred to herein each as a "Party" and collectively as the 1es.

RECITALS

    WHEREAS, Buyer and Seller are parties to that certain Purchase and Sale Agreement, dated as of January 1, 2013 (the "Agreement"), pursuant to which, among other things, Buyer wishes to purchase, acquire and accept from Seller, and Seller wishes to sell and assign to Buyer, the Equity Interests, all in accordance with, and subject to, the terms and conditions set forth herein.

    WHEREAS, Buyer and Seller desire to amend the Purchase and Sale Agreement as provided for in this Amendment.
AGREEMENT

    NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

    1.  Amendment. Section 7.1 of the Agreement shall be deleted in its entirety and replaced with the following:

"7.1 Closing. The closing of the Acquisition (the "Closing") will take place at 1O:OO a.m. local time at the office of Seller's attorney, on the third (3rd) Business Day after the conditions to Closing set forth in Article 6 (other than the actions to be taken or items to be delivered at Closing) have been satisfied or waived, or on such other date and at such other time and place as Buyer and Seller mutually agree (the "Closing Date"). Subject to the ability to complete due diligence, financing, and the reasonable cooperation of the Landlord and aall legislative, governmental and regulatory agencies, the Buyer will close the Transaction no later than March 15,  2013. The parties shall, based upon best agreed upon estimates reduce the purchase price by EBITDA accrued from }amlary 1, 2013. EBITI)A shall equal Revenue minus Expenses (excluding Interest, Taxes, Depreciation and Amortization). All actions scheduled in .this Agreement for the Closing Date shall be deemed to occur simultaneously at the Closing. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date determined pursuant to this Section 7.1 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement, provided Buyer deposits in escrow on or before March 15, 2013 an additional non-refundable deposit of Twenty Thousand ($20,000.00) Dollars (the "Extension Escrow Deposit"). Said Extension Escrow Deposit shall be applied to fl\e final purchase price in accordance with Section 2.2 (c). In the event Buyer does not cause the additional funds to be deposited on or before March 15, 2013, this Agreement shall be temtinatecl. If Buyer does deposit said Extension Escrow Deposit on or before March 15, 2013, Buyer shall be granted a one-time extension of the closing date to April 15, 2013. At the Closing, there shall also be delivered to Seller and Buyer the certificates, documents and instruments to be delivered under Section 7.2 and Section 7.3."

2.  \eQu    s, Except as specifically provided in this Amendment, no other amendments, revisions or changes are made or have been made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect, and Buyer and Seller hereby ratify and confirm their respective rights and obligations under the Agreement, as amended hereby. This Amendment embodies the entire agreement and understanding of Buyer and Seller in respect of the subject matter of this Amendment. Upon the effectiveness of this Amendment, each reference in the Agreement to _this Agreement", "hereunder", "hereto", "herein", or words of like import, shall mean and he a reference to the Agreement as amended hereby. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties to this Amendment and delivered to each of them. Facsimile signature shall be deemed original. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement.

[The next page is the signature page.]

     IN WITNESS WHEREOF, the Parties have executed fills Amendment as of the date first above written.

VIS SOLIS, LLC

By: /s/ R. Keith Gordon
Name: R. Keith Gordon Title: General Counsel/ Secretary

By: /s/ Michael Gorton
Name: Micahel Gorton Title: CEO